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
                       SHARES                                                                SHARES
              OF BENEFICIAL INTEREST                                                 OF BENEFICIAL INTEREST
           (PAR VALUE $1.00 PER SHARE)                                             (PAR VALUE $1.00 PER SHARE)


           A PENNSYLVANIA REAL ESTATE
                INVESTMENT TRUST
NUMBER                                                                                 CUSIP 709102 10 7
                                                                            SEE REVERSE SIDE FOR CERTAIN DEFINITIONS          SHARES

                                                        LOGO


                                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


              THIS CERTIFIES THAT





              is the owner of

                         FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF

           Pennsylvania Real Estate Investment Trust (hereinafter called the "Trust"), a business trust established under a Trust Agreement, dated December 27, 1960 as amended from time to time, a copy of which is on file with the Transfer Agent and Registrar, and applicable provisions of the Laws of the Commonwealth of Pennsylvania.

               The holder and every transferee or assignee of this certificate or of the shares represented hereby or of any interest therein accepts and agrees to be bound by the provision of said Trust
           Agreement as from time to time amended in the manner therein provided, as though a party thereto.
           This certificate and the shares represented hereby are transferable only on the books of the Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the
           Transfer Agent and Registrar. Further provisions relating to ownership and transfer of shares of beneficial interest in the Trust are set forth on the reverse hereof.

               In Witness Whereof, the Trust has caused this certificate to be executed in its name and behalf by its duly authorized representatives.

           Dated:

           COUNTERSIGNED AND REGISTERED:                         LOGO
              AMERICAN STOCK TRANSFER & TRUST COMPANY
                           (NEW YORK, N.Y.)     TRANSFER AGENT
American                                                  AND REGISTRAR
Bank Note  BY
Company                                              AUTHORIZED OFFICER         SECRETARY        CHIEF EXECUTIVE OFFICER

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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM - as tenants in common                                  UNIF GIFT MIN ACT-.............Custodian..................
     TEN ENT - as tenants by the entireties                                                 (Cust)                  (Minor)
     JT TEN  - as joint tenants with right of                                           under Uniform Gifts to Minors
               survivorship and not as tenants                                          Act.................
               in common                                                                        (State)

                              Additional abbreviations may also be used though not in the above list.

               FOR VALUE RECEIVED__________________________________________ hereby sell, assign and transfer unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER
                   IDENTIFYING NUMBER OF ASSIGNEE
                ______________________________________
               |                                      |
               |______________________________________|

               __________________________________________________________________________________________________
                           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

               __________________________________________________________________________________________________

               __________________________________________________________________________________________________

               ____________________________________________________________________________________________shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

               __________________________________________________________________________________________Attorney
               to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

               Dated_______________________

                                                                    ________________________________________________________________
                                                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
                                                                    INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations
                                                                    and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE
                                                                    GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                                                                    THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
                                                                    PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE
                                                                    WHATEVER.

     The Shares presented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No
Person may Beneficially Own or Constructively Own Shares in excess of 9.9% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares (exclusive of any Preferred Shares) of the Trust. Any Person who attempts to
Beneficially Own or Constructively Own Shares in excess of the above limitation must immediately notify the Trust. In addition, if any Person attempts to acquire beneficial ownership of any Shares and the result of such acquisition would be Shares being beneficially owned by fewer than 100 persons, such purported transfer shall be void ab initio and the intended transferee shall acquire no rights to such Shares. All capitalized terms used in this legend have the meanings set forth in the Trust Agreement, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.



            KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE TRUST WILL REQUIRE
            A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


     This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of Shares of Beneficial Interest represented by this certificate, such Rights being on the terms provided under the Rights
Agreement between Pennsylvania Real Estate Investment Trust and American Stock Transfer and Trust Company (the "Rights Agent"),
dated as of April 30, 1999, as it may be amended from time to time (the "Rights Agreement") the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Pennsylvania Real Estate Investment Trust.
Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Pennsylvania Real Estate Investment Trust shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights
Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by any such Person, as and to the extent provided in Section 7(e) of the Rights Agreement.
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